UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 22, 2014

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.                   Results of Operations and Financial Condition.

On January 22, 2014, PTC Inc. issued a press release announcing results for its first fiscal quarter ended December 28, 2013.  PTC also posted a copy of its supplemental prepared remarks with respect to the completed quarter on the Investor Relations section of its website at www.ptc.com.  A copy of the press release and a copy of the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Section 7- Regulation FD

Item 7.01.                   Regulation FD Disclosure.

In the second quarter of its fiscal 2014 ending March 29, 2014, PTC intends to replace its current facility with a substantially similar facility with a borrowing capacity of $750 million to $1 billion (comprised of a $500 million to $750 million revolving line and a $250 million term loan) that would mature in 2019.  PTC expects to use the credit facility for general corporate purposes, including acquisitions of businesses and working capital requirements.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	A copy of the press release issued by PTC Inc. on January 22, 2014 is furnished herewith.

99.2	A copy of the prepared remarks posted by PTC Inc. to its website on January 22, 2014 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: January 22, 2014	By:	/s/ Jeffrey Glidden
Jeffrey Glidden
Executive Vice President and Chief Financial Officer